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                                                                    Exhibit 23.4
                                                                    ------------


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-102944-1 of OpenTV on Form S-4 of our report dated March 25, 2003 (August 1, 2003 as to Note 24) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets," the adoption of Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by Statement of Financial Accounting Standard No. 137 and No. 138, and the adoption of Statement of Financial Accounting Standard No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections") (relating to the consolidated financial statements of ACTV, Inc. and subsidiaries), incorporated by reference in OpenTV's current report on Form 8-K/A filed on September 12, 2003.



/s/ DELOITTE & TOUCHE LLP
New York, New York
December 24, 2003